Exhibit 23
                                                                      ----------


            Consent of Independent Registered Public Accounting Firm



The Board of Directors
TII Network Technologies, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-64965, 33-64967, 333-45151, 333-68579, 333-70714, 333-70716
and 333-120509) and registration statements on Form S-3 (Nos. 33-64980 and 333-41998) of TII Network Technologies, Inc. of our report dated September 14, 2005, relating to the consolidated balance sheets of TII Network Technologies, Inc. and subsidiary as of June 24, 2005 and June 25, 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 24, 2005, and the related financial statement schedule listed in Item 15(a)(2), which report appears in the June 24, 2005 Annual Report on Form 10-K of TII Network Technologies, Inc.

KPMG

Melville, New York
September 14, 2005